Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

General Mills, Inc.:

We consent to the use of our report with respect to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading ‘Experts’ in the prospectus. Our report refers to a change in the Company’s method of accounting for leases.

/s/ KPMG LLP

Minneapolis, Minnesota

August 14, 2020